Exhibit 99.1

Yongye International Announces Third Quarter 2013 Unaudited Financial Results

BEIJING, November 12 , 2013 -- Yongye International, Inc. (NASDAQ: YONG), ("Yongye" or the "Company") a leading developer, manufacturer, and distributor of crop nutrient products in the People's Republic of China ("PRC"), today announced its financial results for the quarter ended September 30, 2013.

Third Quarter 2013 Financial Highlights

  Revenue increased 72.1% to $223.2 million from $129.7 million in the third quarter of 2012. Of the 223.2 million in revenue recognized this quarter, $89 million was due to cash collection from certain distributors for sales made in prior quarters in 2012 and 2013. The Company recognizes revenue for those distributors on a cash collection basis, rather than a shipment basis. In the third quarter of 2013, product shipments actually increased 3.5% over the same period last year.
  Gross profit increased 76.1% year-over-year to $141.8 million. The increase was primarily due to collection for past sales we made to certain distributors from whom we recognize revenue on a cash collection basis, instead of a shipment basis.
  Income from operations was $88.2 million, compared to $22.8 million in the third quarter of 2012. The increase was primarily due to collection for past sales and a one-time impairment loss of goodwill of $10.7 million the Company recorded in the third quarter of 2012.
  Net income attributable to Yongye increased 318.9% to $70.5 million from $16.8 million for the same period of 2012. Diluted earnings per share for the quarter was $1.22, compared to $0.28 for the same period of 2012. The increase was primarily due to collection for past sales and a one-time impairment loss of goodwill of $10.7 million the Company recorded in the third quarter of 2012.
  Adjusted net income attributable to Yongye, which excludes non-cash expenses related to the amortization of the acquired Hebei customer list, share-based compensation for management and independent directors, a change in the fair value of derivative liabilities, and goodwill impairment charge, was $71.2 million, or $1.23 per diluted share, compared to $29.7 million, or $0.51 per diluted share for the same period of last year*. The increase was primarily due to collection for past sales we made to certain distributors from whom we recognize revenue on a cash collection basis, instead of a shipment basis.
  Operating cash inflow was $28.3 million for nine months ended September 30, 2013, compared to an operating cash outflow of $52.3 million in the same period of 2012.

Mr. Zishen Wu, Chairman and Chief Executive Officer of Yongye, stated, “We are pleased with our financial performance in the third quarter of 2013. Top line year-over-year growth was primarily driven by collection of payments in the quarter from distributors for which we recognize revenue on a cash basis, rather than a shipment basis. The cash collections from this group of distributors were for sales that occurred in prior quarters, which is consistent with the revenue recognition policy we implemented in the fourth quarter of 2011. During this quarter, our net profit also reflected an increase, primarily driven by collection for past sales as well as a goodwill impairment loss recorded in the same period of 2012.”

Mr. Wu continued, “In 2013, China’s macro-economic trend remains more challenging compared to prior years. While our product shipments were up only 3.5% for the quarter on a year-over-year basis, year-to-date shipments were up approximately 20% over last year. As a result, we believe that we can achieve our full year guidance for shipments in the range of $650 million to $680 million, representing a growth of 20% to 25% over 2012, as well as the expansion of our branded retailer network to 36,000 by the end of 2013, representing a 3% increase over the 2012 year-end number of 35,058.”

Third Quarter 2013 Results

Sales increased by $93.5 million, or 72.1%, to $223.2 million in the third quarter of 2013, from $129.7 million for the same period of 2012. The significant increase in revenue was primarily due to collection for past sales we made to certain distributors from whom we recognize revenue on a cash collection basis instead of a shipment basis. In the third quarter of 2013, $221.1 million, or 99.1% of total sales, was attributable to sales of liquid crop nutrient, and $2.1 million, or 0.9% of total sales, was attributable to sales of powder animal nutrient. Product shipments actually increased 3.5% during the third quarter of 2013. The number of branded retailers increased from 35,409 to 35,506.

Gross profit was $141.8 million in the third quarter of 2013, compared to $80.5 million in the same period of 2012, an increase of 76.1%. The increase in gross profit was primarily due to collection for past sales we made to certain distributors from whom we recognize revenue upon cash collection instead of shipment.

Selling expenses increased by $5.4 million, or 14.5%, to $42.4 million in the third quarter of 2013, from $37.0 million for the same period of 2012. The increase in selling expenses was primarily due to an increase in advertising and promotion expenses and expenditure on seminars for distributors of $4.6 million.

General and administrative expenses slightly increased by $0.9 million, or 19.4%, to $5.7 million in the third quarter of 2013, from $4.8 million for the same period of 2012.

Research and development ("R&D") expenses were $5.4 million in the third quarter of 2013, compared to $5.2 million for the same period of 2012. The R&D expenses mainly consisted of field test expenses for existing and new products on different crops and in various geographic markets.

Income from operations was $88.2 million in the third quarter of 2013, compared to $22.8 million in the same period of 2012. Excluding non-cash expenses related to the amortization of the acquired Hebei customer list, share-based compensation for management and independent directors, third quarter 2013 adjusted income from operations was $88.9 million, or 39.8% of sales.* The increase in income from operations was mainly due to collection of past sales we made to certain distributors from whom we recognize revenue on a cash collection basis instead of a shipment basis, as well as a goodwill impairment loss of $10.7 million in the same period of 2012.

Net income attributable to Yongye was $70.5 million, or $1.22 per diluted share in the third quarter of 2013, compared to net income of $16.8 million, or $0.28 per diluted share, in the same period of 2012. Excluding the impact of non-cash expenses related to the amortization of the acquired Hebei customer list, share-based compensation for management and independent directors, a change in the fair value of derivative liabilities, and goodwill impairment charge, adjusted net income attributable to Yongye for the third quarter of 2013 was $71.2 million, or $1.23 per diluted share, compared to adjusted net income of $29.7 million, or $0.51 per diluted share in the same period of 2012.* The increase was primarily due to collection for past sales we made to certain distributors from whom we recognize revenue on a cash collection basis instead of a shipment basis.

Nine Month Financial Results

Revenue for the nine months ended September 30, 2013 increased 53.3% to $569.8 million from $371.7 million for the comparable period in 2012, while gross profit was $352.2 million, compared to $224.0 million in the first nine months of 2012. The increase in revenue and gross profit was mainly due to collection for past sales we made to certain distributors from whom we recognize revenue on a cash collection basis instead of a shipment basis. Product shipments increased 19.8% compared to the same period in 2012.

Income from operations in the first nine months of 2013 was $198.5 million, compared to $98.2 million in the same period of 2012. Net income attributable to Yongye for the first nine months of 2013 was $156.3 million, compared to $74.3 million in the prior year period. In the first nine months of 2013, net income per diluted share was $2.70, as compared to $1.31 diluted earnings per share for the same period of 2012. Excluding the impact of non-cash expenses related to the amortization of the acquired Hebei customer list, share-based compensation for management and independent directors, a change in the fair value of derivative liabilities, and goodwill impairment charge, adjusted net income attributable to Yongye for the nine months ended September 30, 2013 was $158.5 million, or $2.73 per diluted share, compared to $91.0 million, or $1.60 per diluted share in the same period last year.* The increase was mainly due to collection for past sales we made to certain distributors from whom we recognize revenue on a cash collection basis instead of a shipment basis.

(*) See the table following this press release for a reconciliation of gross profit, income from operations, net income and diluted EPS to exclude non-cash items related to the amortization of the acquired Hebei customer list, share-based compensation for management and independent directors, a change in the fair value of derivative liabilities, and goodwill impairment charge to the comparable financial measure prepared in accordance with US Generally Accepted Accounting Principles (“U.S. GAAP”).

Financial Condition

Balance Sheet and Cash Flow

As of September 30, 2013, the Company had $101.1 million in cash and restricted cash, compared to $44.6 million as of December 31, 2012. Working capital was $567.0 million, compared to $383.3 million at the end of 2012. The Company had $83.0 million in short-term bank loans and $18.0 million in current and non-current long-term loans and payables, and $2.8 million in current and non-current capital lease obligations as of September 30, 2013.  Stockholders' equity totaled $612.2 million as of September 30, 2013, compared to $436.3 million at the end of 2012. Cash provided by operating activities was $28.3 million for the nine months ended September 30, 2012, compared to cash used in operating activities of $52.3 million for the nine months ended September 30, 2012. The change was primarily driven by collection of accounts receivable, as well as the reduction of inventory. Other factors include an increase of $86.7 million in earnings.

Accounts Receivable

Accounts receivable increased by $96.7 million from the end of 2012, which was consistent with our sales occurred in the second and third quarter of 2013 due to the seasonality of our business. During the nine months ended September 30, 2013, the entire accounts receivable as of December 31, 2012, including all the past due accounts, were collected.

As of September 30, 2013, the amount of gross accounts receivable outstanding was $399.6 million. Of the $399.6 million of our gross accounts receivable as of September 30, 2013, $9.8 million of the accounts receivable were past our six month credit term, representing 2.4% of total gross account receivable balance as of September 30, 2013. The Company provided an allowance for doubtful accounts in the amount of $9.2 million, taking into account current market conditions, the customers’ financial condition, the accounts receivable ageing and the customers’ repayment patterns. The Company continues to take measures to increase collection efforts and closely monitor its distributors' financial status.

Recent Developments

Expansion of Branded Retailer Network

The Company continued the expansion of its branded retailers from 35,409 as of June 30, 2013 to 35,506 as of September 30, 2013.

Update on Go-Private Proposal

On September 23, 2013, the Company entered into an agreement and plan of merger (the “Merger Agreement”) with Full Alliance International Limited, a British Virgin Islands company (“Holdco”), Yongye International Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of Holdco (“Parent”), and Yongye International Merger Sub Limited, a Nevada corporation and a wholly owned subsidiary of Parent (“Merger Sub”, together with the Company, Holdco and Parent, the “Parties” and any one of them a “Party”).

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, at the effective time of the merger, Merger Sub will be merged with and into the Company, the Company will become a wholly-owned subsidiary of Parent and each of the Company’s shares of common stock issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive US$6.69 in cash without interest, except for (i) shares owned by Holdco, Parent and Merger Sub, including shares of common stock and Preferred Shares to be contributed to Parent by Holdco, Mr. Zishen Wu, Prosper Sino Development Limited and MSPEA, immediately prior to the effective time of the merger pursuant to a contribution agreement, dated as of September 23, 2013, among Parent, Holdco, Mr. Zishen Wu, Prosper Sino Development Limited and MSPEA (except that, with respect to Prosper Sino, only such shares designated as “Prosper Sino rollover shares” in the preliminary proxy statement in connection with the special meeting of stockholders will be contributed), and (ii) shares of common stock held by the Company or any subsidiary of the Company ((i) and (ii) collectively, the “Excluded Shares”), which will be cancelled for no consideration and cease to exist as of the effective time of the merger. Currently, Holdco, Mr. Zishen Wu, Prosper Sino Development Limited and MSPEA, collectively beneficially own approximately 33.1% of the Company’s outstanding shares of common stock, on an as converted basis.

On October 28, 2013, the Company filed a Preliminary Proxy Statement on Schedule 14A, as amended on November 6, 2013, together with a Schedule 13E-3, as amended on November 6, 2013, with the Securities Exchange Commission indicating its intention to call a special meeting of its shareholders at a still to be specified date to vote on the Merger Agreement for the Company to go private.

If the merger is completed, the Company will cease to be a publicly traded company.

Business Outlook

According to the Company's revenue recognition policy, certain distributors' revenue is being recognized on a cash basis rather than a shipment basis. As a result, the Company is not in a position to predict with specificity what its revenue will be until cash collection is completed. As such, to provide further clarity for investors, Yongye will continue to provide expectations on shipments, a metric that is not impacted by the revenue recognition issue mentioned above.

For the full year 2013, the Company reiterates its expectation that total shipments will be in the range of $650 million to $680 million, representing growth of 20% to 25% over 2012. The Company continues to expect that its branded retailer network will be expanded to 36,000 by the end of 2013, which represents a 3% increase over the 2012 year-end number of 35,058.

Conference Call

The Company will host a conference call at 8:30 a.m. Eastern Time on November 12, 2013, to discuss its third quarter 2013 results.

To participate in the live conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: +1 (855) 298-3404. International callers should dial +1 (631) 514-2526. The conference pass code is 3620280.

For those who are unable to participate on the live conference call, a replay will be available for fourteen days starting from 11:30 a.m. Eastern Time on November 12 to 11:59 p.m. Eastern Time on November 26. To access the replay, please dial +1 (866) 846-0868. International callers should dial +61 (2) 9641-7900. The replay pass code is 3620280. A webcast recording of the conference call will be accessible through Yongye's website at www.yongyeintl.com.

Use of Non-GAAP Financial Measures

GAAP results for the three and nine months ended September 30, 2013 and 2012 include non-cash items related to the amortization of the acquired Hebei customer list, share-based compensation for management and independent directors, a change in the fair value of derivative liabilities, and goodwill impairment charge. To supplement the Company's condensed consolidated financial statements presented on a U.S. GAAP basis, the Company has provided adjusted financial information excluding the impact of these items in this release. Such adjustment is a departure of U.S. GAAP; however, the Company's management believes that these adjusted measures provide investors with a better understanding of how the results relate to the Company's historical performance. These adjusted measures should not be considered an alternative to net income, or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP. These measures are not necessarily comparable to a similarly titled measure of another company. A reconciliation of the adjustments to U.S. GAAP results appears in the table accompanying this press release. This additional adjusted information is not meant to be considered in isolation or as a substitute for U.S. GAAP financials. The adjusted financial information that the Company provides also may differ from the adjusted information provided by other companies.

About Yongye International, Inc.

Yongye International, Inc. is a leading crop nutrient company headquartered in Beijing, with its production facilities located in Hohhot, Inner Mongolia, China. Yongye's principal product is a liquid crop nutrient, from which the Company derived substantially all of the sales in 2012. The Company also produces powder animal nutrient product which is mainly used for dairy cows. Both products are sold under the trade name "Shengmingsu," which means "life essential" in Chinese. The Company's patented formula utilizes fulvic acid as the primary compound base and is combined with various micro and macro nutrients that are essential for the health of the crops. The Company sells its products primarily to provincial level distributors, who sell to the end-users either directly or indirectly through county-level and village-level distributors. For more information, please visit the Company's website at www.yongyeintl.com.

Safe Harbor Statement

This press release contains certain statements that may include "forward-looking statements." All statements other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risk factors discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on the SEC's website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Contacts

Yongye International, Inc.

Ms. Kelly Wang

Finance Director – Capital Markets

Phone: +86-10-8231-9608; +86-10-8232-8866 x 8827

E-mail: ir@yongyeintl.com

FTI Consulting

Mr. John Capodanno (U.S. Contact)

Phone: +1-212-850-5705

E-mail: john.capodanno@fticonsulting.com

Ms. May Shen (China Contact)
Phone: +86-10-8591-1951
E-mail: may.shen@fticonsulting.com

(Financial Tables to Follow)

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YONGYE INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEETS

	September 30, 2013		December 31, 2012
Current assets
Cash	US$	101,064,636	US$	44,511,404
Restricted cash		40,000		40,000
Accounts receivable, net of allowance for doubtful accounts		390,325,780		293,600,762
Inventories		101,919,511		118,693,596
Deposits to suppliers		117,044,550		24,048,028
Prepaid expenses		2,820,511		312,648
Other receivables		1,030,030		1,189,633
Deferred tax assets		10,011,456		11,591,797
Total Current Assets		724,256,474		493,987,868

Property, plant and equipment, net		25,507,415		26,224,957
Intangible asset, net		17,173,869		18,909,349
Land use right, net		4,853,303		4,807,313
Prepayment for mining project		36,751,900		35,792,410
Distributor vehicles		38,786,205		44,125,293
Total Assets	US$	847,329,166	US$	623,847,190

Current liabilities
Short-term bank loans	US$	83,009,164	US$	50,857,163
Long-term loans and payables - current portion		9,803,306		9,149,280
Capital lease obligations - current portion		505,449		395,878
Accounts payable		11,717,757		12,364,193
Income tax payable		34,287,230		3,196,078
Advance from customers		102,166		154,944
Accrued expenses		14,502,049		31,389,630
Other payables		3,304,091		2,828,262
Derivative liabilities - fair value of warrants		-		348,364
Total Current Liabilities		157,231,212		110,683,792

Long-term loans and payables		8,162,478		10,254,922
Capital lease obligations - non-current		2,310,242		2,134,155
Other non-current liability		6,862,975		6,683,802
Deferred tax liabilities		5,817,931		6,618,794
Total Liabilities	US$	180,384,838	US$	136,375,465

Redeemable Series A convertible preferred shares: par value $.001; 7,969,044 shares authorized; 6,505,113 and 6,079,545 shares issued and outstanding as of September 30, 2013 and December 31, 2012, respectively	US$	54,713,640	US$	51,208,657

Equity
Common stock: par value $.001; 75,000,000 shares authorized; 50,685,216 shares and 50,604,026 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	US$	50,685	US$	50,604
Additional paid-in capital		155,265,347		154,792,050
Retained earnings		393,464,704		240,679,395
Accumulated other comprehensive income		33,474,611		19,950,447
Total equity attributable to Yongye International, Inc.		582,255,347		415,472,496
Noncontrolling interest		29,975,341		20,790,572
Total Equity	US$	612,230,688	US$	436,263,068

Commitments and Contingencies		-		-

Total Liabilities, Redeemable Series A Convertible Preferred Shares and Equity	US$	847,329,166	US$	623,847,190

YONGYE INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	For the Three Months Ended				For the Nine Months Ended
	September 30, 2013		September 30, 2012		September 30, 2013		September 30, 2012

Sales	US$	223,239,572	US$	129,734,770	US$	569,845,463	US$	371,726,400

Cost of sales		81,449,550		49,223,371		217,659,311		147,712,243

Gross profit		141,790,022		80,511,399		352,186,152		224,014,157

Selling expenses		42,392,643		37,009,019		122,791,825		89,766,666

Research and development expenses		5,446,115		5,160,458		17,792,133		14,054,000

General and administrative expenses, including a reversal of allowance for doubtful accounts of nil and US$6,334,832 for nine months ended September 30, 2013 and 2012, respectively		5,758,034		4,823,781		13,090,952		11,261,073
Impairment loss of goodwill		-		10,748,731		-		10,748,731

Income from operations		88,193,230		22,769,410		198,511,242		98,183,687

Other income/(expenses)
Interest expense		(1,734,934)		(1,130,175)		(5,264,000)		(3,236,470)
Interest income		2,337,234		312,206		2,944,330		447,616
Other expenses, net		(174,494)		(135,382)		(242,742)		(100,666)
Change in fair value of derivative liabilities		-		(203,851)		-		(134,564)

Total other income/ (expenses), net		427,806		(1,157,202)		(2,562,412)		(3,024,084)

Earnings before income tax expense		88,621,036		21,612,208		195,948,830		95,159,603

Income tax expense		14,295,663		4,084,473		31,148,754		17,096,901

Net income		74,325,373		17,527,735		164,800,076		78,062,702

Less: Net income attributable to the noncontrolling interest		3,863,494		707,656		8,509,784		3,750,470

Net income attributable to Yongye International, Inc.	US$	70,461,879	US$	16,820,079	US$	156,290,292		74,312,232

Net income per common stock:
Basic	US$	1.22	US$	0.28	US$	2.70		1.31
Diluted	US$	1.22	US$	0.28	US$	2.70		1.31

Net income		74,325,373		17,527,735		164,800,076		78,062,702
Foreign currency translation adjustment, net of nil income taxes		3,790,624		(847,511)		14,199,149		1,790,799

Comprehensive income		78,115,997		16,680,224		178,999,225		79,853,501
Less: Comprehensive income attributable to the noncontrolling interest		4,045,049		667,794		9,184,769		3,833,464
Comprehensive income attributable to Yongye International, Inc.		74,070,948		16,012,430		169,814,456		76,020,037

YONGYE INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Nine Months Ended
	September 30, 2013		September 30, 2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	US$	164,800,076	US$	78,062,702
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization		13,566,582		11,347,718
Goodwill impairment loss		-		10,748,731
Amortization of loan discount		666,669		-
(Gain)/loss on sale of property, plant and equipment		(33,606)		5,865
Reversal of allowance for doubtful accounts		-		(6,334,832)
Change in fair value of derivative liabilities		-		134,564
Stock compensation expense		-		3,649,794
Deferred tax (benefit)/expense		493,474		(276,459)
Changes in operating assets and liabilities:
Accounts receivable		(90,915,305)		(133,726,272)
Inventories		20,022,536		(24,286,936)
Deposit to suppliers		(91,823,831)		(23,970,641)
Prepaid expenses		(2,490,078)		4,365,644
Other receivables		176,813		(2,040)
Distributor vehicles		(112,379)		(6,417,878)
Accounts payable		(1,006,212)		13,526,323
Income tax payable		30,770,181		9,955,073
Advance from customers		(61,317)		(3,987,053)
Accrued expenses		(17,564,289)		14,657,056
Other payables		1,781,369		271,634
Net Cash Provided by/(Used in) Operating Activities		28,270,683		(52,277,007)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment		(1,575,636)		(2,778,431)
Net Cash Used in Investing Activities		(1,575,636)		(2,778,431)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from short-term bank loans		79,803,429		25,318,859
Repayment of long-term loans and payables		(4,313,662)		(5,172,447)
Repayment of short-term bank loans		(49,947,636)		(28,483,717)
Proceeds from warrants exercised		125,014		-
Principle payments under capital lease obligation		(205,384)		-
Net Cash Provided by/(Used in) Financing Activities		25,461,761		(8,337,305)

EFFECT OF FOREIGN EXCHANGE RATE CHANGES ON CASH		4,396,424		277,452
NET INCREASE/(DECREASE) IN CASH		56,553,232		(63,115,291)
Cash at beginning of period		44,511,404		81,154,880
Cash at end of period	US$	101,064,636	US$	18,039,589

Supplemental cash flow information:

Cash paid for income taxes	US$	-	US$	7,444,236
Cash paid for interest expense		3,662,024		3,178,077

Noncash investing and financing activities:
Acquisition of property, plant and equipment under capital leases		331,434		2,610,135
Acquisition of distributor vehicles by assuming long-term loans and payables		2,373,238		13,012,137
Acquisition of property, plant and equipment included in other payables		371,132		1,459,764
Exercise of warrants that were liability classified		348,364		-
Paid-in-kind dividends on redeemable Series A convertible preferred shares		3,504,983		1,808,667

YONGYE INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL DATA

	Gross Profit
	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
GAAP amount per consolidated statement of income	$141,790,022	$80,511,399	$352,186,152	$224,014,157
Amortization of the acquired Hebei customer list	$741,907	$723,107	$2,207,107	$2,171,978
Adjusted Amount	$142,531,929	$81,234,506	$354,393,259	$226,186,135

	Income from Operations
	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
GAAP amount per consolidated statement of income	$88,193,230	$22,769,410	$198,511,242	$98,183,687
Amortization of the acquired Hebei customer list	$741,907	$723,107	$2,207,107	$2,171,978
Non-cash management compensation expense	-	$1,225,478	-	$3,649,794
Adjusted Amount	$88,935,137	$24,717,995	$200,718,349	$104,005,459

	Net income (attributable to Yongye)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
GAAP amount per consolidated statement of income	$70,461,879	$16,820,079	$156,290,292	$74,312,232
Amortization of the acquired Hebei customer list	$741,907	$723,107	$2,207,107	$2,171,978
Non-cash management compensation expense	-	$1,225,478	-	$3,649,794
Change in fair value of derivative liabilities	-	$203,851	-	$134,564
Impairment of Goodwill	-	$10,748,731	-	$10,748,731

Adjusted Amount	$71,203,786	$29,721,246	$158,497,399	$91,017,299

Weighted average shares -- diluted	50,685,216	49,370,711	50,680,160	49,370,711
Adjusted diluted earnings per share	$1.23	$0.51	$2.73	$1.60